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                                                                   EXHIBIT 3.105

               ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OR
                          CERTIFICATE OF INCORPORATION
                                       OF
                             PRODUCT DESIGNING, INC.

     There is hereby below set forth the following amendment to the Articles of Incorporation or Certificate of Incorporation of Product Designing, Inc. which was adopted by its shareholders owning and holding all of its outstanding stock by unanimous consent of all of said shareholders and by unanimous vote of all of the shares of stock of said corporation at a meeting of said shareholders whereat all of its outstanding shares of stock were present and represented on January 11, 1955.

     Said resolution amending said Articles or Certificate of Incorporation reads as follows:

          RESOLVED, that Article I of the Certificate or Articles of Incorporation of Product Designing, Inc. be amended so as to read as follows:

                                   "ARTICLE I

               The name of the corporation formed by us shall be Product Design
            & Engineering, Inc.

               The location and post office address of the corporation's
            registered office in Minnesota is 935 - 39th Avenue Northeast, Minneapolis, Minnesota."

          RESOLVED FURTHER, that authority and direction are hereby given to any officer or officers of the corporation to take such steps as may be necessary or desirable properly to complete, according to law, the Amendment of the Articles of Incorporation or Certificate of Incorporation as above provided for.

January 12, 1955.

                                              /s/ David B. McWethy
                                              ----------------------------------
                                              David B. McWethy,
                                              As President of
                                              Product Design & Engineering, Inc.

                                              /s/ Hallie E. Clark
                                              ----------------------------------
                                              Hallie E. Clark,
                                              As Secretary of
     CORPORATE SEAL                           Product Design & Engineering, Inc.

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STATE OF MINNESOTA   )
                     ) ss
COUNTY OF HENNEPIN   )

     On January 12, 1955, before me, a Notary Public, within and for said county and state, personally appeared David B. McWethy, President, and Hallie E. Clark, Secretary, of Product Design & Engineering, Inc., each being to me personally known to be the persons who executed the foregoing instrument; and David B. McWethy acknowledged that he executed the same as President of said corporation and Hallie E. Clark acknowledged that he executed the same as the Secretary thereof, and each acknowledged that he executed the same as his free act and deed personally and as such officer and as the free act and deed of said corporation.

                                             /s/ Donald F. Pratt
                                             -----------------------------------
                                             Donald F. Pratt, Notary Public
                                             Hennepin County, Minnesota
     NOTARIAL SEAL                           My commission Expires Oct. 9, 1960.


STATE OF MINNESOTA   )
                     ) ss
COUNTY OF HENNEPIN   )

     David B McWethy and Hallie E. Clark, being each by me first duly sworn, say, each for himself, that said David B. McWethy is, and at the time of signing said document, was the President of Product Design & Engineering, Inc. and that Hallie E. Clark is, and at the time of signing said document, was the Secretary of Product Design & Engineering, Inc. and that the facts are as set forth in said document.

                                                            /s/ David B. McWethy
                                                            --------------------
                                                             David B. McWethy

                                                            /s/ Hallie E. Clark
                                                            -------------------
                                                             Hallie E. Clark


Subscribed and sworn to before me
this 12th day of January, 1955

[SEAL]

/s/ Donald F. Pratt
------------------------------
Donald F. Pratt, Notary Public
Hennepin County, Minnesota
My commission Expires Oct. 9, 1960.

NOTARIAL SEAL

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                            ARTICLES OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                                       OR
                          CERTIFICATE OF INCORPORATION
                                       OF

                             PRODUCT DESIGNING, INC.

[SEAL OF STATE OF MINNESOTA DEPARTMENT OF STATE]

          Mail to
     Donald F. Pratt
     1218 Roanoke Building
     Minneapolis, Minn.

               - Attorney